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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                        January 23, 2003
        Date of Report (Date of earliest event reported)


                     Temtex Industries, Inc.
     (Exact name of registrant as specified in its charter)



          Delaware               0-5940          75-1321869
(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)        File Number)   Identification No.)



            1190 W. Oleander
           Perris, California                    92571
(Address of principal executive offices)       (Zip Code)



                          909-657-7311
       Registrant's telephone number, including area code




  (Former name or former address, if changed since last report)


--=============================================================


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Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

Subordinated Convertible Notes Issued January 27, 2003.

Effective July 19, 2002, a group of four private investors led by William Y. Tauscher, our current Chairman, loaned us an aggregate of $750,000 in exchange for our subordinated convertible notes due July 19, 2007 (the "Initial Convertible Notes"). The Initial Convertible Notes were issued pursuant to a Note Purchase Agreement dated July 19, 2002 (the "Note Purchase Agreement") and several related agreements of the same date (the "Related Agreements).

Effective January 23, 2003, a total of six investors, including
Mr. James E. Upfield, a director, Mr. Richard Anderson, our
President and Chief Executive Officer, Mr. John Gurrola, our
Chief Financial Officer and Secretary, Mr. John Fahey, our Vice President of Marketing, Mr. Robert Creer, our Vice President of Manufacturing, and Mr. Terry Giles, a private investor (collectively, the "New Investors"), loaned us an aggregate of $610,000 in exchange for additional subordinated convertible notes (the "Additional Convertible Notes") which were issued pursuant to, and on the same terms and conditions contained in, the Note
Purchase Agreement and the Related Agreements. Collectively, we refer to the Initial Convertible Notes and the Additional
Convertible Notes as the "Convertible Notes."

Taking into effect the issuance of the Additional Notes, the outstanding principal under the Convertible Notes is $1,360,000, and is due on July 19, 2007, or earlier upon an event of default. The original principal amount bears interest at the rate of 6% per annum (9% after a default). Interest under the Initial Convertible Notes is payable monthly, and such payments commenced on September 1, 2002, while interest under the Additional Convertible Notes is payable monthly, such payments to commence on March 1, 2003. Further, to the extent we engage in certain transactions resulting in the sale of the business prior to the maturity date, the holders of the Convertible Notes maintain the right, at their election, to accelerate the payment of the debt to the effective date of such transaction. Commencing July 19, 2003, the Convertible Notes are convertible, at the option of the holders thereof, into shares of our common stock at an initial conversion price of $0.60 per share. As a result, the aggregate outstanding principal amount of the Convertible Notes would collectively convert into 2,266,667 shares or, approximately 39.7% of the shares outstanding on January 23, 2003, assuming only the conversion of the Convertible Notes. The Convertible Notes are convertible prior to July 19, 2003 upon an event of default at the election of the holders. Lastly, to the extent the holders of the Convertible Notes do not voluntarily elect to receive the prepayment of the notes in connection with certain sale events, the Convertible Notes will automatically convert upon the occurrence of such event at the then existing conversion price. The Convertible Notes are unsecured obligations and are fully subordinated to certain indebtedness owed by us to Frost Capital Group under our revolving credit facility and to our secured term note payable to James Upfield, discussed below. In connection with the sale of the Additional Convertible Notes, we issued to the New Investors six common stock purchase warrants exercisable for an aggregate of 203,333 shares of our common stock. The warrants may be exercised at any time until July 19, 2007, at a per share exercise price of $0.60.

As a condition to the issuance of the Additional Convertible
Notes, each New Investor became a party to the Related Agreements by execution of a joinder agreement (the "Joinder Agreement") to which we were a party together with the holders of the Initial Convertible Notes. The Joinder Agreement effects certain minor modifications to the Related Agreements in addition to adding the New Investors as parties. In addition to the Joinder Agreement, we executed a First Amended and Restated Voting Agreement dated January 23, 2003, with the holders of the Initial Convertible
Notes and the New Investors.  The First Amended and Restated
Voting Agreement provides, among other things, that Mr. Upfield, on the one hand, and all of the holders of Convertible Notes other than Mr. Upfield (the "Noteholders"), on the other hand, are each allowed up to four (4) designees to the Company's board of directors. As of the date of this current report on Form 8-K, neither of these two parties has named an additional board designee, and our board of directors has taken no action to expand the board. At such time, if any, as either Mr. Upfield or the Noteholders appoint an additional designee, then we will increase the size of our board from six to eight, and the other party will have the opportunity to appoint a corresponding additional designee. The First Amended and Restated Voting Agreement will terminate upon (1) a change of control of the business, (2) at such time as the holders of the Convertible
Notes own less than $200,000 of the Convertible Notes or less than 120,000 conversion shares, (3) July 19, 2007 or (4) upon agreement between the parties. Further, each side (meaning the Noteholders, on the one hand, and Mr. Upfield, on the other) has the ability to terminate the Voting Agreement at any time if the Company shall fail to observe the nominations made by that side.
In connection with the sale of the Initial Convertible Notes and the Additional Convertible Notes, we issued Mr. Upfield and the Noteholders common stock purchase warrants immediately exercisable for an aggregate of 453,333 shares of our common stock (the
"Warrant Shares"). The warrants may be exercised at any time until July 19, 2007, at a per share purchase price of $0.60. At such time as any of these warrants are exercised, the Warrant Shares will be subject to the Voting Agreement unless previously terminated.

Amendment of Revolving Credit Facility.

In September 2000, we entered into a three-year credit agreement with Frost Capital Group whereby we may borrow a maximum of $4,000,000 under a revolving credit facility. The amount available under the facility is subject to limitations based on specified percentages of our eligible outstanding receivables.
The outstanding principal bears interest at an annual rate of 1.25% above the specified bank's prime commercial interest rate. Interest is payable monthly and is added to the outstanding loan balance. On July 19, 2002, we entered into an amendment to the revolving facility which, among other things, (1) permitted the financing transaction involving Mr. Upfield and the Tauscher group,
(2) subordinated the bank's lien on our inventory so as to permit the pledge of that inventory to Mr. Upfield to secure our obligations under a Secured Term Note, dated July 19, 2002 in the original principal amount of $750,000 and being payable to Mr. Upfield, and (3) eliminated inventory as part of the borrowing base. In connection with the issuance of the Additional Convertible Notes, we entered into a second amendment to the revolving credit facility on January 23, 2003 which, among other things permitted us to issue the additional convertible

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notes.  The credit facility is secured by all of our assets and our subsidiary, Temco Fireplace Products, Inc., subject to a prior lien of Mr. Upfield. The revolving credit facility does not require the maintenance of any financial ratios but does contain several covenants. As of the date of this filing, we are in compliance with all of the loan covenants, with the exception of a provision regarding timely filing of an officer's certificate. Frost Capital has waived any defaults associated with this issue. At January 23, 2003 there was approximately $2,244,000 outstanding, leaving approximately $109,000 available under the credit facility.


Item 7. Exhibits and Reports on Form 8-K
----------------------------------------

     (a)  Exhibits
          --------

          Exhibit
            No.     Description
        ---------   -------------------------------------------

           4.1      Joinder Agreement dated as of January
                    23, 2003 by and among the Registrant, William
                    Y. Tauscher, The Leonard Kee Living Trust,
                    Richard Anderson, David Dalton, Terry M.
                    Giles, James E. Upfield, John Gurrola, John
                    Fahey, and Robert Creer.

           4.2      First Amended and Restated Voting
                    Agreement dated as of January 23, 2003, by and among the Registrant, William Y. Tauscher, The Leonard Kee Living Trust, Richard Anderson, David Dalton, Terry M. Giles, James E. Upfield, John Gurrola, John Fahey, and Robert Creer.

           4.3      Form of Subordinated Convertible Note
                    issued January 27, 2003.

           4.4      Form of Common Stock Purchase Warrant
                    issued January 27, 2003.

          10.1      Second Amendment, dated January 23,
                    2003, to Loan Agreement between the
                    Registrant, Temco Fireplace Products, Inc.
                    and Frost National Bank, dated September
                    6, 2000.

          10.2 Subordination Agreement, dated January 23, 2003, by and among Richard Anderson, James Upfield,
                    Terry Giles, John Gurrola, John Fahey, and Robert
                    Creer.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 30, 2003    TEMTEX INDUSTRIES, INC.



                           By:  /s/  JOHN F. GURROLA
                              --------------------------------
                               John F. Gurrola
                               (Chief Financial Officer)


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                        INDEX TO EXHIBITS
                        -----------------


          Exhibit
            No.     Description
        ---------   -------------------------------------------

           4.1      Joinder Agreement dated as of January
                    23, 2003 by and among the Registrant, William
                    Y. Tauscher, The Leonard Kee Living Trust,
                    Richard Anderson, David Dalton, Terry M.
                    Giles, James E. Upfield, John Gurrola, John
                    Fahey, and Robert Creer.

           4.2      First Amended and Restated Voting
                    Agreement dated as of January 23, 2003, by and among the Registrant, William Y. Tauscher, The Leonard Kee Living Trust, Richard Anderson, David Dalton, Terry M. Giles, James E. Upfield, John Gurrola, John Fahey, and Robert Creer.

           4.3      Form of Subordinated Convertible Note
                    issued January 27, 2003.

           4.4      Form of Common Stock Purchase Warrant
                    issued January 27, 2003.

          10.1      Second Amendment, dated January 23,
                    2003, to Loan Agreement between the
                    Registrant, Temco Fireplace Products, Inc.
                    and Frost National Bank, dated September
                    6, 2000.

          10.2 Subordination Agreement, dated January 23, 2003, by and among Richard Anderson, James Upfield,
                    Terry Giles, John Gurrola, John Fahey, and Robert
                    Creer.